Exhibit 99.2

Interactive Motion Technologies, Inc.

Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

Table of Contents

Financial Statements:

Condensed Interim Balance Sheets	3

Condensed Interim Statements of Operations and Comprehensive Loss	4

Condensed Interim Statements of Changes in Stockholders’ Deficiency	5

Condensed Interim Statements of Cash Flows	6-7

Notes to Condensed Interim Financial Statements	8-20

Interactive Motion Technologies, Inc.

Condensed Interim Balance Sheets

As at March 31, 2016 and December 31, 2015

(Amounts expressed in US Dollars)`

	2016	2015
	$	$
Assets
Current
Cash and cash equivalents	9,786	17,672
Accounts receivable, net (Note 2)	27,177	430,935
Inventories (Note 2)	169,325	138,156
Prepaid expenses and other current assets	22,615	32,522
Total Current Assets	228,903	619,285
Property and Equipment, net (Note 3)	6,281	8,690
Other Assets	4,284	3,864
Total Assets	239,468	631,839

Liabilities and Shareholders’ Equity (Deficiency)
Current
Accounts payable (Note 9)	606,620	604,451
Accrued liabilities (Notes 4 and 5)	634,719	530,502
Customer deposits	86,487	188,187
Demand notes payable (Note 4a)	345,359	268,360
Promissory notes payable (Note 4b)	200,000	200,000
Credit facility payable (Note 4c)	21,495	199,886
Loans payable (Note 4d)	368,750	300,000
Short term advances (Note 4e)	105,124	-
Total Liabilities	2,368,554	2,291,386
Shareholders’ Deficiency
Series A redeemable, convertible Preferred Stock, par value $0.001; Authorized – 2,000,000; Issued and outstanding – 1,517,683 (preference in liquidation of $5,121,045 at December 31, 2015) (Note 6)	5,192,838	5,087,352
Common Shares, par value $0.001; Authorized - 24,500,000, Issued and outstanding – 15,648,068 at March 31, 2016 and 2015 (Note 6)	15,648	15,648
Additional paid-in capital	1,913,318	1,874,393
Deficit	(9,250,890)	(8,636,940)
Total Shareholders’ Deficiency	(2,129,086)	(1,659,547)
Total Liabilities and Shareholders’ Equity (Deficiency)	239,468	631,839

Commitments and Contingencies (Note 11)

Subsequent events (Note 12)

The accompanying notes are an integral part of these condensed interim financial statements

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Operations and Comprehensive Loss

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
	$	$

Revenue	119,341	205,399
Cost of Revenue (Note 9)	131,640	179,317
Gross Profit	(12,299)	26,082

Operating expenses
Research and development	66,569	95,049
Sales and marketing	63,908	48,081
General and administration (Note 3)	450,394	239,970
Total operating expenses	580,871	383,100

Other expenses
Interest expense (Note 4)	19,832	10,812
State taxes	948	2,369
Total other expenses	20,780	13,181

Net loss and comprehensive loss for the period	(613,950)	(370,199)

The accompanying notes are an integral part of these condensed interim financial statements

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Changes in Shareholders’ Equity (Deficiency)

(Amounts expressed in US Dollars)

	Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid In
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
		$		$	$	$	$
Balance, December 31, 2014	1,517,683	4,695,753	15,428,068	15,428	1,741,312	(7,486,159)	(1,033,666)
Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-
Accretion of Series A redeemable preferred stock dividends (Note 6)	-	379,339	-	-	(379,339)	-	-
Fair value of options granted	-	-	-	-	13,358	-	13,358
Share-based compensation expense (Note 7)	-	-	-	-	411,542	-	411,542
Sale of common stock (Note 6)	-	-	100,000	100	99,900	-	100,000
Exercise of stock options	-	-	120,000	120	(120)	-	-
Net loss	-	-	-	-	-	(1,150,781)	(1,150,781)
Balance, December 31, 2015	1,517,683	5,087,352	15,648,068	15,648	1,874,393	(8,636,940)	(1,659,547)
Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	3,065	-	-	(3,065)	-	-
Accretion of Series A redeemable preferred stock dividends (Note 6)	-	102,421	-	-	(102,421)	-	-
Fair value of options issued (Note 7)	-	-	-	-	144,411	-	144,411
Net loss	-	-	-	-	-	(613,950)	(613,950)
Balance, March 31, 2016	1,517,683	5,192,838	15,648,068	15,648	1,913,318	(9,250,890)	(2,129,086)

The accompanying notes are an integral part of these condensed interim financial statements

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Cash Flows

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
	$	$
Operating activities
Net loss for the period	(613,950)	(370,199)
Adjustment for items not affecting cash
Depreciation of property and equipment	2,409	2,625
Fair value of options issued	144,411	11,934
	(467,130)	(355,640)
Changes in non-cash working capital items
Accounts receivable	403,758	(126,850)
Inventories	(31,169)	(29,100)
Prepaid expenses and other assets	9,487	(4,138)
Accounts payable	107,296	109,554
Accrued liabilities	104,217	(7,282)
Customer deposits	(101,700)	385,212
Net cash provided by (used in) operating activities	24,759	(28,244)
Financing activities
Proceeds from issuance of shares	-	100,000
Proceeds from loan to Bionik Laboratories Corp.	68,750	-
Repayment of credit facility payable	(178,395)	-
Proceeds from demand notes payable to officers / directors	77,000	-
Net cash (used in) provided by financing activities	(32,645)	100,000
Net increase in cash and cash equivalents for the year/period	(7,886)	71,756
Cash and cash equivalents, beginning of period	17,672	2,054
Cash and cash equivalents, end of period	9,786	73,810

The accompanying notes are an integral part of these condensed interim financial statements

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Cash Flows

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
Supplemental disclosure of cash flow information and non-cash transactions:

Cash paid for interest	$-	$-

Accretion of dividends on Series A redeemable preferred stock	$102,421	$94,836

Accretion of Series A redeemable preferred stock issuance costs	$3,065	$3,065

Fair value of options granted for settlement of liabilities	$13,877	$11,934

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

1.	NATURE OF OPERATIONS

Interactive Motion Technologies, Inc. (“IMT” or the “Company”) was incorporated on March 24, 1998 under the laws of the Commonwealth of Massachusetts.

IMT is a medical device company focused on the design, development, manufacturing and marketing of novel robotics and interactive programming utilized by professionals in the healthcare industry to assist patients in the recovery of stroke and other neurological illnesses. IMT utilizes medical robotics technology exclusively licensed from third parties (see Note 9).

These unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern, and assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

Unaudited Condensed Interim Financial Statements

These unaudited condensed interim financial statements have been prepared on the same basis as the annual audited financial statements and should be read in conjunction with those annual audited financial statements for the year ended December 31, 2015. In the opinion of management, these unaudited condensed interim financial statements reflect adjustments necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results for such periods are not necessarily indicative of the results expected for the full year or for any future period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

The Company’s functional and reporting currency is United States Dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic – 830, “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses on settlement of foreign currency denominated transactions or balances are included in the condensed interim statements of operations and comprehensive loss.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company carries its accounts receivable at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is management’s best estimate of probable losses incurred. The Company establishes an allowance for doubtful accounts by assessing its past collection history as well as general economic and credit conditions. The allowance for doubtful accounts as of March 31, 2016 is $Nil (December 31, 2015: $38,600).

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out cost basis. Work in process and finished goods consist of materials, labor and allocated overhead. Inventory consists of the following at March 31, 2016 and December 31, 2015:

	2016	2015

Raw materials, net	$169,325	$101,723
Work in process	-	36,433
Finished goods	-	-
	$169,325	$138,156

At March 31, 2016 and December 31, 2015, the Company had a reserve of $69,059 against raw materials inventory as a result of changes in product technology.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amount to $49,378 and $39,328, respectively, at March 31, 2016 and December 31, 2015. As at March 31, 2016 and December 31, 2015, $99,936 and $88,416, respectively, have been included in accrued liabilities related to deferred warranty revenue on extended warranties sold. The Company sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period.

The Company recognized $10,050 and $1,905 of expense in cost of revenue related to the change in warranty reserves and warranty costs incurred during the three-month period ended March 31, 2016 and 2015, respectively.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and accrued liabilities approximate fair value based on the short-term nature of these instruments. The carrying value of demand notes payable, promissory notes payable, credit facilities payable and loans payable approximates its fair value based upon existing terms and current market conditions.

Recently Issued Accounting Pronouncements

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified in our balance sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing on January 1, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the financial position or the results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transactions are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASU 2016-09 will have on the financial position and the results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provision of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the financial position and results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, a new standard on revenue recognition. The new standard will supersede existing revenue recognition guidance and apply to all entities that enter into contracts to provide goods or services to customers. The guidance also addresses the measurement and recognition of gains and losses on the sale of certain non-financial assets, such as real estate, property and equipment. The new standard will become effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The Company is still assessing the impact that the adoption of ASU 2014-09 will have on the financial position and results of operations.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain amounts in prior year financial statements are reclassified when necessary to conform to the current year presentation.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2016 and December 31, 2015:

	2016	2015

Computer software	$4,435	$4,435
Computers, lab and demo equipment	166,646	166,646
Furniture and fixtures	13,599	13,599
Leasehold improvements	45,434	45,434
	230,114	230,114
Less accumulated depreciation and amortization	223,833	221,424

	$6,281	$8,690

Depreciation expense during the three month period ended March 31, 2016, was $2,409 (March 31, 2015 - $2,625) and included in general and administration expense.

4.	NOTES PAYABLE

(a)	Demand Notes Payable

The Company has outstanding demand notes payable (“Demand Notes”) with certain officers and directors of the Company and a former officer of the Company of $345,359 and $268,360 at March 31, 2016 and December 31, 2015, including borrowings of $77,000 and $72,000 during the three months ended March 31, 2016 and year ended December 31, 2015, respectively. The Demand Notes accrue interest at rates ranging from 3.93% to 12.00%. The holders of the Demand Notes may demand repayment at any time. During the three months ended March 31, 2016 and year ended December 31, 2015, the Company made repayments on these Demand Notes of $nil and $72,000.

Interest expense incurred on the Demand Notes totaled $6,248 and $5,022 for the three months ended March 31, 2016 and 2015, respectively. Included in accrued liabilities is $67,304 and $70,424 of accrued interest payable on the Demand Notes at March 31, 2016 and December 31, 2015, respectively.

On April 21, 2016, these demand notes payable were repaid.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

4.	NOTES PAYABLE (continued)

(b)	Promissory Note Payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of a secured promissory note (“Note”). The Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Note, which matured in March 2016, was extended and now matures in September 2016, may be prepaid at any time, and is secured by substantially all the assets of the Company.

In connection with the Note issuance, the Company issued warrants to the lender for the purchase of 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share. In order to account for the note and the warrant, the Company allocated the proceeds between the note and the warrant on a relative fair value basis. As a result, the Company allocated $30,306 to the warrant with the remainder of the proceeds allocated to the note. The warrant was recorded as a debt discount and additional paid-in capital. The debt discount is being amortized to interest expense. In September 2015, the warrant was cancelled and the remaining unamortized debt discount of $18,545 was recognized into interest expense. For the three months ended March 31, 2016 and 2015, respectively, the Company recorded interest expense of $4,986 and $4,931 related to the Note, including non-cash interest expense related to the amortization of the debt discount. Included in accrued expenses at March 31, 2016 and December 31, 2015 is $16,712 and $11,726, respectively, of accrued interest payable on this note.

(c)	Credit Facility Payable

In August 2015, the Company entered into a Loan and Security Agreement (“Agreement”) with Business Credit Direct Corp., an unrelated third party. Advances under the agreement are limited to 85% of eligible accounts receivable or $200,000 and bear interest at a per annum rate equal to the greater of (a) the Prime Rate as published in the Wall Street Journal plus 5.5% or (b) 8.5%. Advances under the agreement are supported by demand security promissory notes payable. The Agreement also requires payment of a Monthly Collateral Management Fee equal to 1.375% of the average balance, as defined. The Loan Agreement expires in August 2016 and will automatically renew unless terminated by either party. All advances under the agreement are immediately due and payable upon termination. Amounts advanced under the agreement are collateralized by substantially all of the assets of the Company. The Company is subject to certain covenants as defined in the agreement. At March 31, 2016, the balance of this loan is $21,495 (December 31, 2015: $199,886). Included in accrued liabilities at March 31, 2016 is $3,531 (December 31, 2015: $4,598) of accrued interest payable on the outstanding balance. At April 21, 2016 the Company repaid this credit facility and cancelled the loan agreement.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

NOTES PAYABLE (continued)

(d)	Loans Payable

In May 2015, the Company borrowed $150,000 from Bionik Laboratories Corp. The loan bears interest at 6% per annum and interest is payable semi-annually. The loan matures upon the earlier of May 2016 or any consolidation, merger, combination, reorganization, acquisition, or other similar transaction as defined in the agreement. In the event a transaction is consummated with the lender, the loan will be credited towards any consideration paid.

In August 2015 and March 2016, the Company borrowed an additional $150,000 and $68,750, respectively, from Bionik Laboratories Corp. The terms of the loans are substantively equivalent to those of the May 2015 loan, except for the maturity date which is upon the earlier of July 2016 or any consolidation, merger, combination, reorganization, acquisition or other similar transaction as defined in the agreement.

The Company recorded interest expense of $4,488 for the three months ended March 31, 2016 related to both of these loans. Included in accrued liabilities at March 31, 2016 is $13,858 of accrued interest on the outstanding balance.

(e)	Short term advances

During the three months ended March 31, 2016, the Company received $105,124 from Bionik Laboratories Corp. in short term advances for costs related to the Merger (Note 12).

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at March 31, 2016 and December 31, 2015:

	2016	2015
Accrued compensation	$347,376	$279,995
Accrued interest	101,405	86,748
Deferred revenue	99,936	88,416
Accrued warranty reserve	49,378	39,328
Accrued other	36,624	36,015

	$634,719	$530,502

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (continued)

Deferred Officer Compensation

The Company’s Chairman of the Board was appointed Interim Chief Executive Officer from May 1, 2015 through August 31, 2015 in exchange for monthly deferred compensation of $16,667. Effective September 1, 2015 the Chairman resigned this position and the deferred compensation was reduced to $8,333.

The Company entered into a three year agreement with a consultant whereby the consultant is eligible for compensation, including stock options, additional cash payments in the event of a capital transaction, and severance payments in the event of termination, in exchange for executive consulting services. In accordance with the agreement, in July 2015 the consultant was hired as the Chief Executive Officer and compensated at a rate of $18,000 per month, of which $12,000 is deferred and $6,000 is paid each month.

At March 31, 2016 total deferred officer compensation included in accrued liabilities was $233,499 (December 31, 2015: $172,500). Deferred officer compensation was paid April 21, 2016.

6.	STOCKHOLDERS’ DEFICIENCY

The Company’s Articles of Incorporation, as amended, authorize 24,500,000 shares of common stock and 2,000,000 shares of Series A redeemable, convertible preferred stock.

Redeemable, Convertible Preferred Stock

During 2009 and prior, the Company issued a total of 1,517,683 shares of Series A at a purchase price of $1.95 per share (the “Original Purchase Price”). The Company incurred a total of $239,349 of offering expenses in connection with the Series A issuances which were netted against the proceeds. The resulting discount to redemption value is being accreted through the first redemption date, which, in November 2012, was extended to September 1, 2018. During each of the three months ended March 31, 2016 and year ended December 31, 2015, the Company accreted $3,065 and $12,260 related to this discount.

Significant terms of the Series A are as follows:

Voting Rights

The holders of each share of the Series A have the right to one vote for each share of common stock into which such Series A preferred stock could convert.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCKHOLDERS’ DEFICIENCY (continued)

Redeemable, Convertible Preferred Stock (continued)

Dividends

The holders of the Series A shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends of 8% compounded annually. No dividends have been declared or paid by the Company as of March 31, 2016.

Redemption

The Company, anytime on or after September 1, 2018, at the written election of any such holder of the Series A, is obligated to redeem the Series A in three equal annual installments. The redemption price per share will be the Original Purchase Price per share, plus all accrued but unpaid dividends thereon. During the three months ended March 31, 2016 and the year ended December 31, 2015, the Company accreted dividends on the Series A of $102,421 and $379,339, respectively. Cumulative dividends accreted through March 31, 2016 on the Series A amount to $2,263,985.

The Company considers the Series A contingently redeemable as a result of the conversion feature and has therefore classified the Series A as equity in the condensed interim balance sheet.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A have preference in the amount of the Original Purchase Price, plus all accrued but unpaid dividends thereon subject to certain limitations. If insufficient assets and funds are available to permit payment to the Series A holders, then all available assets and funds shall be distributed to the Series A holders on a pro rata basis.

Any remaining assets of the Company after the distributions described above would be distributed to the holders of the common stock and preferred stock on an as-if converted basis, but not to exceed three times the Original Purchase Price.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCKHOLDERS’ DEFUCUENCY (continued)

Redeemable, Convertible Preferred Stock (continued)

Conversion Rights

Each share of Series A is convertible at any time at the option of the holder into one share of common stock, adjustable for certain dilutive and other events as defined in the Company’s Amended Articles of Organization. Each share is mandatorily convertible upon an initial public offering of at least $30,000,000 of gross proceeds or a public offering price per share equal to or exceeding $8.00 per share of common stock. Additionally, each share is mandatorily convertible upon a 75% vote by the Series A holders or when less than 25% of the original Series A remains outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held with respect to all matters voted by the stockholders of the Company.

During the year ended December 31, 2015, the Company issued 120,000 shares on exercise of 120,000 options for nominal gross proceeds.

7.	STOCK OPTION PLAN

The Company maintains a Stock Option Plan (the “Plan”). The Plan provides for the grant of  stock options to the Company’s employees, officers, directors and consultants to purchase up to 4,156,667 shares of its common stock. Generally, options under the Plan expire within ten years from the grant date. Vesting is at the discretion of the Board of Directors.

The following assumptions were used to estimate the fair value of stock options granted:

	2016	2015
Dividend yield	0.00%	0.00%
Risk-free interest rate	1.48%	1.48% - 1.71%
Expected term	10	4.5 - 5.5 years
Volatility	52%	52%

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCK OPTION PLAN (continued)

Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in consideration of a number of factors including the volatility of comparable public companies. The expected term of a stock option is the estimated period the options are expected to be outstanding and is calculated based upon an average of the vesting period and the contractual term of the option. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant. The estimated forfeiture rate was zero for options granted in 2016 and 2015, based on historical forfeiture information and vesting terms.

A summary of option activity is as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Life
	Shares	Price	(Years)
Options outstanding at December 31, 2015	3,775,000	$0.57	8.6
Granted	212,500	0.25
Exercised	-	-
Cancelled/forfeited /adjustments	(90,000)	-

Options outstanding at March 31, 2016	3,897,500	$0.57	8.4

Options exercisable at March 31, 2016	2,307,917	$0.78	8.2

In 2016, 212,500 options were granted with a grant date fair value of $179,138. In 2015, 2,097,000 options were granted. These options were issued to two consultants, one of whom became the Chief Executive Officer, and had an aggregate grant date fair value of $1,639,045 ($0.78 per share).  For the three month period ended March 31, 2016, the Company recorded $144,411 (March 31, 2015 - $11,934) in share-based compensation related to the vesting of stock options. There is $1,268,747 of unrecognized stock compensation expense as of March 31, 2016. Subsequent to period end, all outstanding options on the transaction date were assumed by Bionik Laboratories Corp. and will be replaced with options to purchase 3,000,000 shares of Bionik Laboratories Corp.’s common stock at varying prices (see Note 12).

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

8.	ROYALTY AGREEMENT

In April 2012, the Company entered into a Patent License Agreement with an unrelated third party (the “Licensee”). Under the terms of the perpetual license agreement, the Company will receive royalties from the Licensee based on a licensed product sold by the Licensee.  There was no royalty income in 2016 or 2015 under the terms of this agreement.

9.	LICENSING AGREEMENTS

The Company maintains a licensing agreement with the Massachusetts Institute of Technology (“MIT”) for exclusive rights to utilize certain of MIT’s patented technology. The patent expires in November 2024. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, as amended, royalties are payable to MIT based on 3% of certain domestic product sales and 1.5% of certain international product sales, as defined, and 50% of all sublicense income.

The Company recognized $2,535 and $nil of royalty expense under this agreement during the three months ended March 31, 2016 and 2015, respectively, which is included in cost of revenue. At March 31, 2016 and December 31, 2015, the Company had accrued royalty and related amounts payable to MIT of $47,308 and $49,774, respectively included in accounts payable. Two of the Company’s directors are employees of MIT.

The Company maintains a second licensing agreement with one of its directors and an unrelated third party for exclusive rights to utilize certain patented technology. The Company has exclusive rights to the patents and related applications, as defined, until expiration in May 2027. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, royalties are payable to the patent holders based on 1% of net sales, as defined, and 50% of all sublicense income. There have been no sales under this agreement through March 31, 2016.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

10.	RETIREMENT PLAN

The Company maintains a savings and retirement plan (the “Plan”) which is intended to qualify under Section 401(k) of the Internal Revenue Code. The plan provides for voluntary contributions by participating employees, subject to certain limitations. The Company may match a portion of the employees’ voluntary contributions. The Company’s expense under the Plan amounted to $350 and $nil for the three months ended March 31, 2016 and 2015, respectively.

11.	COMMITMENTS AND CONTINGENCIES

Office Space Lease

The Company has a commercial lease for 9,300 square feet of space in Watertown, Massachusetts. The lease, as amended, expires in December 2016 and requires minimum monthly lease payments of $11,000 from January to December 2016.

Rent expense for the three months ended March 31, 2016 and 2015, was $33,000 and $26,718, respectively and included in general and administration expense on the condensed interim statement of operations and comprehensive loss.

Legal Proceedings

The Company is, from time to time, subject to legal proceedings and claims arising in the normal course of business. Management, in consultation with legal counsel, believes that final disposition of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 6, 2016, which is the date the condensed interim financial statements were available to be issued. Other than the disclosure items noted below, there were no subsequent events that require adjustment to or disclosure in the condensed interim financial statements.

Plan of Merger

On April 21, 2016 an Agreement and Plan of Merger became effective with Bionik Laboratories Corp. (“Bionik). All of the common shares of the Company were purchased through a transaction where Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of Bionik (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Bionik.

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik will issue (or reserve for issuance) an aggregate of 23,650,000 shares of its Common Stock in exchange for all shares of the Company’s Common Stock and Preferred Stock outstanding immediately prior to the effective time.

Bionik will also assume each of the 3,897,500 options to acquire the Company Common Stock granted under its equity incentive plan or otherwise issued by the Company. These options will represent the right to purchase an aggregate of 3,000,000 shares of Bionik Common Stock, of which 1,000,000 will have an exercise price of $0.25, 1,000,000 will have an exercise price of $0.95 and 1,000,000 will have an exercise price of $1.05.